UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

PPL CAPITAL FUNDING, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	23-2926644 (I.R.S. Employer Identification No.)

Two North Ninth Street Allentown, Pennsylvania (Address of principal executive offices)	18101-1179 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
2013 Series B Junior Subordinated Notes due 2073	New York Stock Exchange
Title of each class to be so registered	Name of each exchange on which each class is to be registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. :  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file numbers to which this form relates:	333-180410 and 333-180410-06

Securities to be registered pursuant to Section 12(g) of the Act:	None

Item 1:    Description of Registrant’s Securities to be Registered

The class of securities to be registered hereby is the 2013 Series B Junior Subordinated Notes due 2073 (the “Subordinated Notes”) of PPL Capital Funding, Inc., a Delaware corporation (the “Issuer”). The Subordinated Notes are fully and unconditionally guaranteed by PPL Corporation, a Pennsylvania corporation (the “Guarantor”), on a subordinated basis as set forth in the Subordinated Indenture, dated as of March 1, 2007, as supplemented, among the Issuer, the Guarantor and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the “Subordinated Indenture”). The Subordinated Indenture, as further supplemented, is incorporated herein by reference to Exhibit 4.1 and Exhibit 4.2 to this Form 8-A.

For a description of the Subordinated Notes to be registered hereunder, reference is made to the information set forth under the caption “Description of the Notes” in the Issuer’s prospectus supplement dated March 12, 2013 to the base prospectus dated March 28, 2012 that constitutes a part of the registration statement on Form S-3 filed on March 28, 2012 with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (File Nos. 333-180410 and 333-180410-06), which information is incorporated herein by reference.

Item 2:    Exhibits

The following exhibits are incorporated herein by reference as indicated below:

4.1.
Subordinated Indenture, dated as of March 1, 2007, among PPL Capital Funding, Inc., as Issuer, PPL Corporation, as Guarantor, and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee (incorporated herein by reference to Exhibit 4(a) to PPL Corporation’s Current Report on Form 8-K filed on March 20, 2007, File No. 001-11459).

4.2.
Supplemental Indenture No. 4, dated as of March 15, 2013, to the Subordinated Indenture (incorporated herein by reference to Exhibit 4(b) to PPL Corporation’s Current Report on Form 8-K filed on March 15, 2013, File No. 001-11459).

4.3.
Officers’ Certificate, dated March 15, 2013, establishing the form and certain terms of the Subordinated Notes (incorporated herein by reference to Exhibit 4(c) to PPL Corporation’s Current Report on Form 8-K filed on March 15, 2013, File No. 001-11459).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 15, 2013

PPL CAPITAL FUNDING, INC.
By:	/s/ Mark F. Wilten
Mark F. Wilten
Treasurer